ITEM 7(a). Financial Statements of Thermal Solutions, Inc.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Thermal Solutions, Inc.:

We have audited the accompanying balance sheet of Thermal Solutions, Inc. as of December 31, 2003, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermal Solutions, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Houston, Texas

June 30, 2004

THERMAL SOLUTIONS, INC.

BALANCE SHEET

DECEMBER 31, 2003

ASSETS

Current Assets:
Cash and cash equivalents	$205,902
Receivables	3,242,637
Related party notes receivable	74,897
Inventories	245,298
Prepaid expenses and other current assets	94,417

Total Current Assets	3,863,151

Property, plant and equipment	5,513,981
Less accumulated depreciation	2,387,564

3,126,417
Other assets, net	28,791

Total Assets	$7,018,359

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of debt	$370,590
Accounts payable	414,175
Other accrued liabilities	515,131

Total Current Liabilities	1,299,896

Long-term debt	114,059

Stockholders’ Equity:

Common stock, no par value, 1,000,000 shares authorized, 567,000 shares issued and outstanding	870,624
Treasury stock at cost, 95,000 shares	(747,400)
Retained Earnings	5,481,180

Total Stockholders’ Equity	5,604,404

Total Liabilities and Stockholders’ Equity	$7,018,359

See accompanying notes to financial statements.

THERMAL SOLUTIONS, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

Revenues:
Contract services	$14,768,548
Equipment sales	701,304

Total revenues	15,469,852

Cost of goods sold	8,361,867

Gross margin	7,107,985

Selling, general and administrative expenses	5,295,716
Depreciation expense	773,463

Earnings from operations	1,038,806

Other (income) expense:
Gain on disposal of assets	(9,319)
Interest expense	47,478

Total other income	38,159

Net income	$1,000,647

See accompanying notes to financial statements.

THERMAL SOLUTIONS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2003

	Common Stock		Treasury Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances - January 1, 2003	566,000	$868,624	50,000	$(371,650)	$4,482,057	$4,979,031
Stock repurchased	—	—	45,000	(375,750)	—	(375,750)
Exercise of stock options	1,000	2,000	—	—	—	2,000
Shareholder Distributions	—	—	—	—	(1,524)	(1,524)
Net Income	—	—	—	—	1,000,647	1,000,647

Balances - December 31, 2003	567,000	$870,624	95,000	$(747,400)	$5,481,180	$5,604,404

See accompanying notes to financial statements.

THERMAL SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

Cash Flows From Operating Activities:
Net income	$1,000,647
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	773,463
Bad debt expense	174,813
Gain on disposal of assets	(9,319)
Changes in assets and liabilities, net of effects from business acquisitions:
(Increase) decrease:
Accounts receivable, net	714,587
Related party notes receivable	22,730
Inventories	(34,891)
Prepaid expenses and other current assets	(95,066)
Increase (decrease):
Accounts payable and accrued liabilities	(12,448)

Net cash provided by operating activities	$2,534,516

Cash Flows From Investing Activities:
Capital expenditures	(1,092,926)
Proceeds from the sale of property and equipment	55,534

Net cash used in investing activities	$(1,037,392)

Cash Flows From Financing Activities:
Payments on notes payable	$(1,397,879)
Exercise of stock options	2,000
Repurchase of common stock	(375,750)
Shareholder distributions	(1,524)

Net cash used in financing activities	(1,773,153)

Net decrease in cash and cash equivalents	(276,029)
Cash and cash equivalents at beginning of year	481,931

Cash and cash equivalents at end of year	$205,902

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$49,374

See accompanying notes to financial statements.

THERMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Thermal Solutions, Inc. (the “Company”) was incorporated in 1997 in the State of Colorado. The Company provides various heat treatment services to industrial equipment in a variety of different industries. These services, which include electrical resistance and gas-fired combustion, are primarily utilized by industrial users to cure coatings, expand metal parts for assembly or disassembly, remove moisture from components, and provide preheat and post-weld heat treatment. The Company has 12 offices located throughout the United Sates.

Use of Estimates in Financial Statement Preparation

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid debt instruments with original maturities of less than three months.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property, Plant and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Expenditures for property and equipment which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. Depreciation of property and equipment is computed by the straight-line method over the estimated useful lives for owned assets, ranging from 2 to 7 years, and the related lease terms for leasehold improvements.

Impairment of Long-Lived and Intangible Assets

In the event that facts and circumstances indicate that the cost of long-lived and intangible assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to fair value is required.

Revenue Recognition

The Company generates most of its revenue by providing various heat treatment services to industrial facilities in the chemical, petrochemical, refining, pulp and paper, power and steel industries. Related revenues are recognized as services are rendered. The Company also generates revenue from the sale of heat treatment equipment. Equipment revenues are recognized only after delivery and customer acceptance has occurred.

Income Taxes

The Company elected to be treated as an S-corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s stockholders and no provision for federal or state income taxes has been recorded on the accompanying financial statements.

THERMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk and Significant Vendors

Concentration of credit risk includes trade accounts receivable and cash and cash equivalents. The Company has no customers that represent more than 10% of gross accounts receivable or 10% of revenue for the year ended December 31, 2003. The Company routinely assesses the financial strength of its customers through periodic reviews of customer payment practices and charges customers for services using bank and credit cards in an effort to mitigate any risk of default. Allowances are maintained for potential credit losses.

Cash and cash equivalents may exceed federally insured limits but are placed with financial institutions management believes to be creditworthy.

The Company relies on a limited number of suppliers to provide raw materials and equipment for its services. Although management believes alternative vendors for these services could be found in a timely manner, any disruption of service or inability to deliver product could have an adverse effect on operating results.

The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, option contracts, or other foreign currency hedging arrangements.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, cash equivalents, accounts receivable, accounts payable and debt obligations. The carrying amount of cash, cash equivalents, trade accounts receivable and trade accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. Based upon the variable interest rate and terms available for similar types of debt, management believes the fair value of the Company’s debt obligations approximate their carrying value.

Advertising

The Company expenses advertising costs as incurred. During the year ended December 31, 2003, the Company incurred $68,477 in advertising costs.

New Accounting Standards

In November 2002, the EITF reached consensus on EITF No. 00-21, Revenue Arrangements with Multiple Deliverables, which established guidance to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. EITF No. 00-21 is required to be adopted for fiscal periods beginning after June 15, 2003. EITF No. 00-21 can be applied prospectively to new arrangements initiated after the date of adoption or as a cumulative catch-up adjustment. The adoption of EITF 00-21 has not had a material impact on the Company’s financial position or results of operations.

Stock-Based Compensation

The Company accounts for employee equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB No. 25). APB No. 25 requires the Company to record compensation expense equal to the intrinsic value of equity awards, which is determined by the excess of the fair value of the underlying equity award over the strike price of such award. The Company applies the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, which allows entities to continue to apply the provisions of APB No. 25 for transactions with employees, and provide pro forma disclosures for employee stock grants as if the fair value based method of accounting in SFAS No. 123 had been applied to these transactions. Compensation cost, if any, is amortized over the vesting period of the related grants. Compensation expense recognized that relates to the unvested portion of forfeited options, if any, is reversed at the time of forfeiture. The Company has determined that the pro forma expense associated with stock options outstanding during 2003 would be immaterial.

THERMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

2. RECEIVABLES

Receivables consist of:

Trade accounts receivable	$3,316,783
Allowance for doubtful accounts	(74,146)

Total	$3,242,637

The following summarizes the activity in the allowance for doubtful accounts:

Balance at beginning of year	$79,500
Write off of bad debt	(180,167)
Bad debt expense	174,813

Balance at end of year	$74,146

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following as of December 31, 2003:

	Life	2003
Contract machinery	5 to 7 years	$3,722,150
Vehicles	5 years	1,638,553
Furniture and fixtures	3 to 7 years	139,825
Leasehold improvements	3 years	13,453

		5,513,981
Accumulated depreciation		(2,387,564)

		$3,126,417

4. LONG-TERM DEBT

During 2003, the Company amended its secured credit agreement (U.S. Bank Credit Agreement), which is collateralized by substantially all of the Company’s assets. Under this facility, the Company has availability of $2,000,000, of which $300,000 was outstanding as of December 31, 2003. Outstanding balances under the U.S. Bank Credit Agreement bear interest at prime less .25% (3.75% at December 31, 2003). The U.S. Bank Credit Agreement terminates and is payable in 2005.

The U.S. Bank Credit Agreement contains certain financial covenants related to minimum liquidity and minimum debt service on U.S. Bank debt as defined in the agreement. The Company was in compliance with all such covenants as of December 31, 2003.

In addition, the Company has financed the purchase of certain automobiles. The Company had $184,649 of vehicle loans outstanding as of December 31, 2003. The loans bear interest at an average of 2.39%.

THERMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

Debt maturities required on the US Bank Credit Agreement and notes payable are as follows:

Year ending December 31:
2004	$370,590
2005	46,108
2006	36,684
2007	30,111
2008	1,156

Total	$484,649

All debt owed to US Bank was repaid as a result of the acquisition by Team as described in Note 9.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan covers all employees as defined in the agreement. Eligible employees may make voluntary contributions to the plan. The Company is not required to make matching contributions, and none were made for the year ended December 31, 2003.

6. COMMITMENTS

Lease Commitments

The Company leases certain equipment under lease agreements classified as operating leases. Additionally, the Company leases office and operational facilities in each location the Company operates its business. Aggregate minimum future equipment and facility rental payments for each of the next five years are as follows:

Year ending December 31,	Operating Leases
2004	$279,634
2005	185,497
2006	157,710
2007	109,300
2008	—

Total minimum payments	$732,141

Rent expense for the year ended December 31, 2003 was $303,522.

7. STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2003, the Company had 1,000,000 shares of common stock authorized and 567,000 shares of common stock issued and outstanding. During 2003, the Company repurchased 45,000 shares of common stock from its shareholders for $375,750 or approximately $8.35 per share. These shares have not been formally retired and, accordingly, are included in treasury stock.

Stock Options

In 1997, the Company issued 5,000 shares of its common stock to an employee in exchange for a verbal non-interest bearing $10,000 non-recourse note. For accounting purposes, the shares and non-recourse note have been treated as stock options. During 2003, the Company forgave $2,000 of the note. For accounting purposes, the forgiveness has been treated as the exercise of options to acquire 1,000 shares of common stock and compensation expense of $2,000 was recognized.

THERMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

In 2002, an additional 3,500 options were granted to a Company employee. The options were to vest over a 36-month period but were forfeited in 2003.

The exercise price for the deemed “stock options” granted in 1997 and the stock options granted in 2002 equaled the fair market value of the Company’s common stock at the date of grant. The Company did not sell any common stock for notes subsequent to the 1997 sale and no stock options were granted during 2003.

8. RELATED PARTY TRANSACTIONS

At December 31, 2003, the Company had $74,897 in note receivables from various employees and an officer of the Company. In 2002, the Company’s board of directors authorized the Company to issue a $60,000 non-interest bearing note to the president of the Company due April 15, 2004. Upon the closing of the sale of the Company, as described in Note 9, the note was fully repaid.

9. SUBSEQUENT EVENTS

On April 15, 2004, Team, Inc. (“Team”) completed an acquisition of all of the outstanding capital stock of the Company. Pursuant to the terms of a stock purchase agreement dated and effective as of April 1, 2004 the Company became a wholly-owned subsidiary of Team.

THERMAL SOLUTIONS, INC.

CONDENSED BALANCE SHEET

MARCH 31, 2004

(UNAUDITED)

ASSETS
Current Assets:
Cash and cash equivalents	$43,196
Accounts receivable, net of allowance for doubtful accounts of $105,147	5,149,508
Inventories	237,704
Prepaid expenses and other current assets	168,279

Total Current Assets	5,598,687

Property, Plant and Equipment, net of accumulated depreciation of $2,573,279	3,179,742

Other Assets	27,111

Total Assets	$8,805,540

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of long-term debt	$870,590
Accounts payable	809,386
Accrued liabilities	921,965

Total Current Liabilities	2,601,941

Long-term debt	172,303

Total Liabilities	2,774,244

Stockholders’ Equity:
Common stock, no par, 1,000,000 shares authorized 567,000 shares issued and outstanding	870,624
Treasury stock at cost, 95,000 shares	(747,400)
Retained earnings	5,908,072

Total Stockholders’ Equity	6,031,296

Total Liabilities and Stockholders’ Equity	$8,805,540

See notes to unaudited condensed financial statements.

THERMAL SOLUTIONS, INC.

CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003
Revenues
Contract Services	$6,207,214	$5,274,829
Equipment sales	564,114	615,880

Total revenues	$6,771,328	$5,890,709
Cost of goods sold	4,604,046	4,215,807

Gross Margin	2,167,282	1,674,902
Selling, general and administrative expenses	1,156,132	915,619

Earnings before interest	1,011,150	759,283
Interest expense, net	1,079	19,084

Net income	$1,010,071	$740,199

See notes to unaudited condensed financial statements.

THERMAL SOLUTIONS, INC.

CONDENSED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003
Cash Flows from Operating Activities:
Net income	$1,010,071	$740,199
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	187,395	195,400
Bad debt expense	31,001	—
Change in assets and liabilities (Increase) decrease:
Accounts receivable	(1,937,872)	(478,092)
Related party notes receivable	70,479	(1,489)
Inventories	7,594	21,345
Prepaid expenses and other current assets	(69,444)	(177,976)
Increase (decrease):
Accounts payable	395,211	33,352
Other accrued liabilities	(55,749)	141,628

Net cash provided by (used in) operating activities	(361,314)	474,367

Cash Flows From Investing Activities:
Capital expenditures	(239,040)	(467,023)
Net decrease in other assets	—	853

Net cash used in investing activities	(239,040)	(466,170)

Cash Flows From Financing Activities:
Borrowings under credit agreements	558,244	16,262
Repurchase of common stock	—	(204,750)
Distributions to shareholders	(120,596)	(3,400)

Net cash provided by (used in) financing activities	437,648	(191,888)

Net decrease in cash and cash equivalents	(162,706)	(183,691)
Cash and cash equivalents at beginning of period	205,902	187,234

Cash and cash equivalents at end of period	$43,196	$3,543

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,541	$19,083

See notes to unaudited condensed financial statements.

THERMAL SOLUTIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Method of Presentation

General

The interim financial statements are unaudited, but in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in Thermal Solution, Inc.’s (“the Company”) December 31, 2003 audited financials as presented within this 8-K report.

New Accounting Standards

In November 2002, the EITF reached consensus on EITF No. 00-21, Revenue Arrangements with Multiple Deliverables, which established guidance to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. EITF No. 00-21 is required to be adopted for fiscal periods beginning after June 15, 2003. EITF No. 00-21 can be applied prospectively to new arrangements initiated after the date of adoption or as a cumulative catch-up adjustment. The adoption of EITF 00-21 has not had a material impact on the Company’s financial position or results of operations.

Stock-Based Compensation

The Company accounts for employee equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB No. 25). APB No. 25 requires the Company to record compensation expense equal to the intrinsic value of equity awards, which is determined by the excess of the fair value of the underlying equity award over the strike price of such award. The Company applies the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, which allows entities to continue to apply the provisions of APB No. 25 for transactions with employees, and provide pro forma disclosures for employee stock grants as if the fair value based method of accounting in SFAS No. 123 had been applied to these transactions. Compensation cost, if any, is amortized over the vesting period of the related grants. Compensation expense recognized that relates to the unvested portion of forfeited options, if any, is reversed at the time of forfeiture.

2.	Shareholder Distributions and Stock Repurchases

During the three months ended March 31, 2004, a cash distribution was paid out to the shareholders of the Company in the amount of $120,596. In addition to this, the Company approved a distribution of $462,583 to its shareholders and accordingly recorded a corresponding liability. The distribution was made in April of 2003. In the three months ended March 31, 2003, a cash distribution of $3,400 was made.

During the three months ended March 31, 2003, the Company repurchased 25,000 shares of common stock from its shareholders for $204,750 or approximately $8.19 per share. These shares have not been formally retired and, accordingly, are carried as treasury stock. No shares of the Company’s common stock were reacquired during the three months ended March 31, 2004.

THERMAL SOLUTIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

3.	Long-Term Debt

Long-term debt consists of:

Revolving loan	$800,000
Equipment notes	242,953

1,042,953
Less current portion	870,590

Total	$172,363

4.	Related Party Transactions

At March 31, 2004, the Company had $4,418 in notes receivable from various employees and an officer of the Company. In 2002, the Company’s board of directors authorized the Company to issue a $60,000 non-interest bearing note to the president of the Company due April 15, 2004. Upon the closing of the sale of the Company, as described in Note 5, the note was fully repaid.

5.	Subsequent Events

On April 15, 2004, Team, Inc. (“Team”) completed an acquisition of all of the outstanding capital stock of the Company. Pursuant to the terms of a stock purchase agreement dated and effective as of April 1, 2004 the Company became a wholly-owned subsidiary of Team.

ITEM 7(b). Pro Forma Consolidated Financial Information of Team, Inc. (Unaudited)

On April 15, 2004, Team, Inc. (“Team”) completed the acquisition of all of the outstanding capital stock of Thermal Solutions, Inc., a Colorado corporation (“TSI”). Pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated and effective as of April 1, 2004 among Team, Team Industrial Services, Inc., a Texas corporation and an indirect wholly-owned subsidiary of Team (“Team Industrial”), TSI, the TSI shareholders and Michael J. Urban as the shareholder representative, TSI became a wholly-owned subsidiary of Team Industrial.

Team paid consideration of approximately $9 million in cash, which included $1.3 million for the repayment of TSI’s debt and a $1.7 million adjustment for working capital acquired in excess of the minimum amount specified in the Stock Purchase Agreement, and issued 288,413 shares of its common stock, $0.30 par value per share (the “Team Stock”), pursuant to the Stock Purchase Agreement. Of such amounts, $500,000 in cash and 189,019 shares of Team Stock were deposited into an escrow fund (the “Escrow Fund”) that may be used by Team to satisfy working capital and accounts receivable adjustments and its indemnification rights under the Stock Purchase Agreement. (Amounts remaining in the Escrow Fund and not subject to pending claims are to be distributed to the former TSI shareholders over a three year period ending in April 2007.) The Escrow Fund was established pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) dated April 15, 2004 by and among Team, Team Industrial, TSI, the TSI shareholders, the shareholder representative and Compass Bank. The amount of the consideration contemplated by the Stock Purchase Agreement was determined through arm’s-length negotiations among the parties.

In connection with the consummation of these transactions, Team entered into Amendment No. 9 dated as of April 15, 2004 (the “Amendment”) with Bank of America, N.A. as successor to NationsBank, N.A. to a Credit Agreement dated August 28, 1998, as amended, among Team, Bank of America, N.A. as successor to NationsBank, N.A. (the “Credit Agreement”). Pursuant to the terms of the Amendment, the principal borrowing amount available to Team under a revolving credit facility was increased by $10 million to $22.5 million. Borrowings under the revolver generally bear interest at LIBOR plus 1.5 percent. The Amendment also extended the maturity date of the facility to April 15, 2006 from September 30, 2005. The cash amounts paid by Team pursuant to the Stock Purchase Agreement were funded by borrowings under the Credit Agreement.

The following unaudited pro forma consolidated statements of operations for the twelve months ended May 31, 2003 and the nine months ended February 29, 2004 give effect to the purchase by the Company of the capital stock of TSI as if the acquisition and related financing occurred on June 1, 2002 (the beginning of fiscal 2003). The pro forma consolidated balance sheet as of February 29, 2004 is presented as if the acquisition and related financing occurred on February 29, 2004.

The pro forma financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of TSI and should be read in conjunction with such financial statements and accompanying notes. TSI’s historical statements of income are for the twelve months ended May 31, 2003 and the nine months ended February 29, 2004. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of TSI. The purchase accounting adjustments to reflect the fair values of the assets and liabilities of TSI were based on management’s preliminary evaluation as of this filing date and are subject to change pending final evaluation of the fair values of the assets and liabilities.

The pro forma financial information does not purport to be indicative of either a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.